UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2018

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 33rd Floor,

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(646) 813-4712
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Abeona Therapeutics, Inc. (the “Company”), previously announced that Jeffrey B. Davis was stepping down from his role as Chief Operating Officer at the end of the third quarter, effective September 30, 2018. In connection with his resignation, on October 1, 2018, Mr. Davis entered into a letter agreement with the Company confirming he will be entitled to receive certain salary continuation and other severance benefits. Under the terms of the letter agreement, Mr. Davis will receive a prorated portion of his target bonus for 2018, a continuation of base salary for forty-seven weeks, and a lump-sum payment equal to COBRA premiums that Mr. Davis would pay if he elected continued health coverage under the Company’s health plan. A copy of the letter agreement is filed herewith as Exhibit 10.1 to this Form 8-K.

On September 28, 2018, Stephen B. Thompson, the Company’s Senior Vice President Finance and Administration, Chief Accounting Officer (principal financial officer), Treasurer, and Secretary, notified the Company he will retire from the Company on November 15, 2018, or such other date as may be mutually agreed. The Company has an ongoing search in process for a Chief Financial Officer.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter of Agreement and General Release dated October 1, 2018 between the Company and Jeffrey Davis

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Stephen B. Thompson
	Name:	Stephen B. Thompson
	Title:	Sr. Vice President Finance and Administration
Chief Accounting Officer

Date: October 4, 2018